UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIGNATURE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholder:

On behalf of the Board of Directors and management of Signature Group Holdings, Inc. (the “Company”), you are cordially invited to attend the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California 90045, on June 28, 2013, beginning at 2:00 p.m. Pacific Time. The accompanying Notice of Annual Meeting and proxy statement are designed to answer your questions and provide you with important information regarding our Board of Directors and senior management, and provide you with information about the items of business which will be acted upon at the Annual Meeting.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors strongly recommends that you vote (i) “FOR” the director nominees specified under Proposal 1; (ii) “FOR” approval of the amendment of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company under Proposal 2; (iii) “FOR” the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 under Proposal 3; (iv) “FOR” approval, by advisory vote, of the compensation of our named executive officers under Proposal 4; (v) for “ONE YEAR” with respect to the frequency of conducting future advisory votes on the compensation of our named executive officers under Proposal 5; and (vi) “FOR” adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2.

We encourage you to attend the Annual Meeting in person if it is convenient for you to do so. If you are unable to attend, it is important your shares be represented and voted at the Annual Meeting. We urge you to read the enclosed proxy statement and then sign, date and return the enclosed proxy card (or follow the instructions in the enclosed proxy card to vote by telephone or via the Internet), at your earliest convenience.

On behalf of the Board of Directors, we look forward to greeting in person as many of our stockholders as possible.

Sincerely,

G. Christopher Colville

Chief Executive Officer and Chairman of the Board

April     , 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 28, 2013

The 2013 Annual Meeting of Stockholders of Signature Group Holdings, Inc. (the “Annual Meeting”), a Nevada corporation, will be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California 90045, on June 28, 2013, beginning at 2:00 p.m. Pacific Time, for the following purposes:

1.	To elect the following five directors to the Board of Directors, each to hold such office until the next annual meeting of stockholders or until his successor has been elected and qualified: G. Christopher Colville, John Koral, Patrick E. Lamb, Robert Schwab and Philip G. Tinkler;

2.	To approve an amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 190,000,000 shares to 665,000,000 shares;

3.	To ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

4.	To approve, by advisory vote, the compensation of our named executive officers, as described in the proxy statement accompanying this notice;

5.	To conduct an advisory vote on the frequency of conducting future advisory votes on the compensation of our named executive officers;

6.	To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2; and

7.	To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the director nominees with respect to Proposal 1, for “ONE YEAR” with respect to Proposal 5, and “FOR” each of the other proposals.

Only stockholders of record at the close of business on April 30, 2013 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Please vote in one of the following ways:

•

Vote by Telephone: You can vote your shares by telephone by calling the toll-free number indicated on your proxy card on a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

•

Vote by Internet: You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting also is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

•

Vote by Mail: If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, you are urged to read the enclosed proxy statement and then vote your proxy promptly by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you are the beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker, or other nominee. You may revoke your proxy at any time prior to the Annual Meeting. Only the latest validly executed proxy that you submit will be counted. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. However, in order to vote your shares in person at the Annual Meeting, you must be a stockholder of record on the Record Date or hold a legal proxy from your bank, broker or other holder of record permitting you to vote at the Annual Meeting.

If you have any questions or need assistance in voting your shares of common stock or need directions to the Annual Meeting, please contact [                    ]. Banks and brokerage firms should call [                    ].

By Order of the Board of Directors

G. Christopher Colville

Chief Executive Officer and Chairman of the Board

Sherman Oaks, California

April     , 2013

SIGNATURE GROUP HOLDINGS, INC.

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors is soliciting proxies to be voted at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on June 28, 2013, at 2:00 p.m. Pacific Time, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxies solicited hereby are being first sent or delivered to stockholders on or about May 9, 2013.

As used in this proxy statement, the terms “Signature,” “Company,” “we,” “us” and “our” refer to Signature Group Holdings, Inc. and the terms “Board of Directors” and the “Board” refer to the Board of Directors of Signature.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 28, 2013

The proxy statement, the proxy card and related proxy materials for this Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) are available over the Internet at www.signaturegroupholdings.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials from Signature?

The Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting, which will be held on June 28, 2013 at 10:00 a.m. Pacific Time, at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California 90045. We made these materials available to stockholders beginning on May 9, 2013. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement using the instructions on the proxy card.

Who is entitled to vote?

Stockholders who own shares of our common stock, at the close of business on April 30, 2013 (the “Record Date”), are entitled to vote on matters that come before the Annual Meeting. As of the Record Date, we had 121,426,840 shares of common stock outstanding and expected to be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

What is included in these proxy materials?

These materials include:

•	The Notice;

•	This proxy statement; and

•	Our Annual Report, which includes our audited consolidated financial statements.

If you were mailed a full set of proxy materials or requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

What am I voting on at the Annual Meeting?

Stockholders will be voting on the following proposals at the Annual Meeting:

•

Proposal 1—the election of the following five directors to serve until the next annual meeting of stockholders or until their successors have been elected and qualified: G. Christopher Colville, John Koral, Patrick E. Lamb, Robert Schwab and Philip G. Tinkler;

•	Proposal 2—the approval of an amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 190,000,000 to 665,000,000;

•

Proposal 3—the ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	Proposal 4—the approval, by advisory vote, of the compensation of our named executive officers as described in this proxy statement;

•	Proposal 5—the advisory vote on the frequency of conducting future advisory votes on the compensation of our named executive officers; and

•

Proposal 6—the approval to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2.

We may also transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

What constitutes a quorum for the Annual Meeting?

The presence of the owners of a majority of the shares eligible to vote at the Annual Meeting is required in order to hold the Annual Meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted by telephone, via the Internet or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote your shares (i) “FOR” each of the director nominees specified under Proposal 1; (ii) “FOR” approval of an amendment of the Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock under Proposal 2; (iii) “FOR” the ratification of the appointment of Squar Milner as our independent registered public accounting firm for the fiscal year ending December 31, 2013 under Proposal 3; (iv) “FOR” approval, by advisory vote, of the compensation of our named executive officers under Proposal 4; (v) for “ONE YEAR” with respect to the frequency of conducting future advisory votes on the compensation of our named executive officers under Proposal 5; and (vii) “FOR” adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2.

How do I vote for the Board’s recommended nominees and the various other proposals?

Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Please vote in one of the following ways:

•

Vote by Telephone: You can vote your shares by telephone by calling the toll-free number indicated on your proxy card on a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

•

Vote by Internet: You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting also is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

•

Vote by Mail: If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to promptly vote your proxy “FOR” each of the Board’s nominees and the other proposals recommended by the Board by telephone, via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope. If you vote your proxy by telephone, via the Internet, or submit your executed proxy card by mail, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this proxy statement.

If You Hold Your Shares in “Street Name”:

If you hold your shares in “street name,” through a bank, broker or other holder of record (i.e., a “custodian”), your custodian is considered the stockholder of record for purposes of voting at the Annual Meeting. Your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian is permitted to vote your shares with respect to “routine” matters, such as the ratification of the appointment of Squar Milner as our independent registered public accounting firm under Proposal 3. However, if you do not give instructions to your custodian, your custodian will NOT be permitted to vote your shares with respect to “non-routine” matters. All other matters up for stockholder consideration (i.e., Proposals 1, 2, 4, 5 and 6) at the Annual Meeting are considered non-routine matters. Accordingly, if you do not give your custodian specific instructions on Proposals 1, 2, 4, 5 or 6, then your shares will be treated as “broker non-votes” and will not be voted on the proposal(s) for which you did not provide instructions. When the vote is tabulated for any particular matter, broker non-votes, if any, will only be counted for purposes of determining whether a quorum is present. Accordingly, we urge you to promptly give instructions to your custodian to vote “FOR” Proposals 1, 2, 4 and 6 and for “ONE YEAR” on Proposal 5 by using the voting instruction card provided to you by your custodian. You will be given the option of voting by telephone, via the Internet, by mail or in person. Please note that if you intend to vote your street name shares in person at the Annual Meeting, you must provide a legal proxy from your custodian at the Annual Meeting.

What is required to approve each proposal?

Proposal 1: Directors are elected by a plurality of votes cast at the Annual Meeting. Therefore, the five nominees who receive the most votes will be elected. Any shares not voted (whether by withheld vote, broker non-vote, or otherwise) are not counted in determining the outcome of the election of directors.

Proposal 2: The proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock for approval. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. The proposed amendment is a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against the approval of this proposal.

Proposal 3: The ratification of Squar Milner as our independent registered public accounting firm for the fiscal year ending December 31, 2013 will be approved if the votes cast favoring the proposal exceed the votes cast opposing it. Any shares not voted (whether by abstention, broker non-vote, or otherwise) would not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

Proposal 4: The compensation of our named executive officers will be approved, by advisory vote, if the votes cast favoring the proposal exceed the votes cast opposing it. Any shares not voted (whether by abstention, broker non-vote, or otherwise) would not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

Proposal 5: There is no threshold vote that must be obtained for the advisory vote on the frequency of conducting advisory votes on the compensation of our named executive officers. Stockholders will be able to specify whether they prefer a vote every one, two or three years. Stockholders also may abstain. The Company will consider the frequency that receives the highest number of votes to be the frequency that is preferred by stockholders. Therefore, any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no effect on the outcome of this proposal.

Proposal 6: The proposal regarding the adjournment of the Annual Meeting will be approved if the votes cast favoring the proposal exceed the votes cast opposing it. Any shares not voted (whether by abstention, broker non-vote, or otherwise) would not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

Other Matters: Approval of any unscheduled matter, such as a matter incident to the conduct of the Annual Meeting, would require the affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) are not counted in determining the outcome of the vote.

Can I change my vote?

You can change your vote by revoking your proxy at any time before it is exercised at the Annual Meeting in one of four ways:

•	vote again by telephone or via the Internet;

•	complete, sign, date and return the enclosed proxy card with a later date before the Annual Meeting;

•	vote in person at the Annual Meeting; or

•	notify the Corporate Secretary, Chris Manderson, in writing before the Annual Meeting that you are revoking your proxy.

Only the latest validly executed proxy that you submit will be counted.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. In addition, if you are a stockholder of record (owning shares of common stock in your own name), your name will be verified against the list of registered stockholders on the Record Date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a bank, broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your bank, broker or nominee.

Why did I receive only one set of proxy materials although there are multiple stockholders at my address?

If one address is shared by two or more stockholders, companies and intermediaries (such as brokers) are permitted to use a delivery practice called “householding,” pursuant to which only one set of proxy materials will be sent to that address but a separate proxy card is included for each stockholder. This reduces printing and postage costs. Once you have received notice from the Company or your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you provide contrary instructions. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us to request future delivery of a single copy of these materials. The address and phone number of the Company is: ATTN: Corporate Secretary, Signature Group Holdings, Inc., 15303 Ventura Blvd., Suite 1600, Sherman Oaks, CA 91403, (805) 435-1255. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholders who wish to submit proposals for inclusion in the Company’s proxy statement for the 2014 annual meeting of stockholders, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received at our principal executive offices no later than the close of business on January 9, 2014, which is 120 calendar days prior to the anniversary of this year’s proxy mailing date. A stockholder who wishes to submit a proposal under Rule 14a-8 must qualify as an “eligible” stockholder and meet other requirements of the Securities and Exchange Commission (the “Commission” or “SEC”).

Pursuant to the Company’s Amended and Restated Bylaws, if a stockholder wishes to submit a proposal that is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate an individual for election to the Board, the stockholder must provide timely notice to the Company. To be timely, the stockholder proposal or nomination must be mailed and received by, or delivered to, the secretary of the Company not later than the close of business on the 90th day prior to the anniversary date of the most recent annual meeting of stockholders or, if the date of the annual meeting of stockholders is more than 30 days earlier or later than such anniversary date, then not later than the close of business on the 75th day prior to the anniversary date of the most recent annual meeting of stockholders, or, if no annual meeting of stockholders was held the previous year, no later than ten (10) days following the date notice of the annual meeting of stockholders is first given.

As a result, any notice given by a stockholder pursuant to these provisions of the Amended and Restated Bylaws (and not pursuant to the Commission Rule 14a-8) must be received no later than March 30, 2014, unless the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the this year’s Annual Meeting. In that case, we must receive proposals not later than the close of business on the later of (i) the 75th day prior to such annual meeting or (ii) if no annual meeting of stockholders was held the previous year, no later than ten (10) days following the date notice of the annual meeting is first given. To be in proper form, a stockholder’s notice must include the specified information concerning the proposal as described in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained from the Corporate Secretary by written request, and also is available on our corporate website at www.signaturegroupholdings.com.

Nominations for director candidates for consideration by the Board’s Governance, Nominating and Compensation Committee should include the information specified in our Amended and Restated Bylaws, which includes, among other matters, as to each person whom the stockholder proposes to nominate: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Stockholder proposals and nominations must be in writing and should be directed to our Corporate Secretary, Chris Manderson, at our principal executive offices: Signature Group Holdings, Inc., 15303 Ventura Blvd., Suite 1600, Sherman Oaks, CA 91403.

How may I communicate with the Board of Directors or the nonemployee directors on the Board?

You may contact any member of the Board of Directors by writing to the member c/o Signature Group Holdings, Inc., 15303 Ventura Blvd., Suite 1600, Sherman Oaks, CA 91403. You may also send an email to the Board at invrel@signaturegroupholdings.com. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and forwarding such communications to the intended recipients where appropriate. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Signature. Concerns about accounting or auditing matters or communications intended for nonemployee directors should be sent to the attention of the Chair of the Audit Committee at the email address above. Our directors may at any time review a log of all correspondence received by Signature that is addressed to the independent members of the Board and request copies of any such correspondence.

Who do I contact with additional questions?

If you have additional questions or need assistance voting your shares of common stock, you should contact [                    ] at:

[                    ]

[                    ]

[                    ]

Stockholders Call Toll-Free: XXX-XXX-XXXX Banks and Brokerage Firms, Please Call: XXX-XXX-XXXX

PROPOSAL 1: ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. All directors are elected annually and hold office until the next annual meeting of stockholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Our Board of Directors has selected and approved the following persons as nominees for election at the Annual Meeting: G. Christopher Colville, John Koral, Patrick E. Lamb, Robert Schwab and Philip G. Tinkler. Each nominee, other than Mr. Schwab, is currently a member of our Board of Directors. Craig Noell, one of our current directors, will not be standing for reelection. Each nominee for election has agreed to serve if elected, and we do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Vote Required

The five candidates receiving the highest number of affirmative votes will be elected as our directors. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them FOR the nominees listed above.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES LISTED ABOVE.

Background Information on Director Nominees

Set forth below is certain information, as of April 15, 2013, regarding each director nominee, including information regarding the experience, qualifications, attributes or skills of each nominee that led to the Board of Directors’ conclusion that the person should serve on the Board.

G. Christopher Colville (Age 55): Mr. Colville has served as our Chairman of the Board since August 2012 and as our Chief Executive Officer since April 2013. In addition, since 2007, Mr. Colville has served as a strategic advisor to various privately held enterprises, including, since 2008, KEG 1, LLC, a special-purpose acquisition entity focused on consolidating segments of the wholesale beer distribution industry. Mr. Colville’s principal role as strategic advisor is to provide advice and counsel on mergers and acquisitions, capital structures, including negotiation of bank credit facilities, corporate governance and organizational development. Prior to that, Mr. Colville served as an executive officer of Consolidated Graphics, Inc. (NYSE: CGX), one of North America’s leading general commercial printing and print-related companies, from 1994 to 2000 and from 2002 to 2007. From 2000 to 2002, Mr. Colville served as Managing Director at Murphy Noell Capital, LLC, an investment banking firm. Mr. Colville holds Bachelor of Business Administration and Master in Accounting degrees from Texas Tech University and is a Certified Public Accountant.

John Koral (Age 54): Mr. Koral has served as a director of Signature since 2010 and has been an active investor in asset-based loans for the past nineteen years. Mr. Koral is currently a Senior Vice President, responsible for managing the lending operations, of U.S. Capital Incorporated, an asset-based private lender with a current loan portfolio of approximately $30 million. In that capacity, Mr. Koral is actively involved in resolving borrower defaults and overseeing related legal proceedings in default scenarios. Mr. Koral also participates in all of the firm’s efforts to raise capital, including private participations, general capitalization, subordinated notes and institutional lines of credit. Mr. Koral is also involved in the development of commercial land and building projects, having overseen more than $100 million in construction since 1982. Previously, Mr. Koral served as President of Apex Mechanical Services. Mr. Koral holds an Associate’s degree in Mechanical Engineering from Alfred State University with a minor in Business Administration.

Patrick E. Lamb (Age 53): Mr. Lamb has served as a director of Signature since 2011. He is the Chief Financial Officer for the Los Angeles Clippers of the National Basketball Association and has served in that capacity since July 2007. Mr. Lamb has over 20 years of chief financial officer experience in various public and public subsidiary entities, specifically in the financial services arena, including banking, commercial finance, commercial and residential real estate, capital markets and insurance, as well as experience in public accounting. From 2004 to July 2007, Mr. Lamb served as the Senior Vice President, Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company, when it was known as Fremont General Corporation (“Fremont”). Prior to that, Mr. Lamb served as Vice President-Finance for Fremont and as the Chief Financial Officer of Fremont Financial Corporation, a subsidiary of the Company. Before joining Fremont, Mr. Lamb worked at Ernst & Whinney (now Ernst & Young) in San Francisco, serving primarily in the financial services industries in various audit and consulting engagements. Mr. Lamb holds Bachelor of Science and Master in Accounting degrees from the Marriott School of Management at Brigham Young University. Mr. Lamb also serves on two advisory boards for the Marriott School of Management at Brigham Young University and on the board of Junior Achievement of Southern California.

Robert Schwab (Age 50): Mr. Schwab previously served as a director of Signature from 2010 until August 2012. He is a successful entrepreneur with over 30 years of experience in business operations and management. Mr. Schwab is also an experienced investor in industrial real estate and distressed equipment assets. Mr. Schwab is the former owner and CEO of Schwab Sales, Inc., a heavy-duty construction equipment rental company that was sold to a private equity firm in 2006. As such, Mr. Schwab has extensive expertise in the construction trade for private and public works, hard asset lending, construction collections, litigation assessments, asset valuation and liquidation. Mr. Schwab holds a Bachelor of Science in Business from the University of Southern California.

Philip G. Tinkler (Age 48): Mr. Tinkler has served as a director of Signature since August 2012. Mr. Tinkler is the Chief Operating Officer and Chief Financial Officer at Equity Group Investments (“EGI”) and has served in various leadership capacities for EGI and its affiliates since 1990. He has been the firm’s Chief Financial Officer since 2002, and the Chief Operating Officer since 2006. In his role at EGI, he works closely with the investment team on structuring transactions, due diligence, bank financings, and securities offerings. Since 2009, he has also been Chief Financial Officer for Chai Trust Company, LLC, an Illinois registered trust company that is trustee for many of the Zell family trusts. Mr. Tinkler oversees EGI’s financial services group, which houses EGI’s accounting, treasury, and tax functions. He also serves as Chief Operating Officer, managing EGI’s human resources, administration and facilities functions. From 2003 to 2004, Mr. Tinkler worked at the company that is known today as Covanta Holding Corporation (NYSE: CVA), an internationally recognized owner/operator of energy-from-waste and power generation projects. During his tenure there, Mr. Tinkler served as Chief Financial Officer while the company’s predecessor, Danielson, purchased Covanta, emerged from bankruptcy, and underwent an integration. He also served on the board of directors of Covanta’s wholly owned California-based insurance subsidiary. Earlier in his career, Mr. Tinkler served as the Chief Executive Officer and Chief Financial Officer at First Capital Financial, L.L.C. and the Managing General Partner of the First Capital real estate funds. He began his career at Ernst & Young. Mr. Tinkler serves on the board of directors of another EGI investment company, WRS Holdings Company, an environmental construction and remediation company. Mr. Tinkler holds a Bachelor of Science degree from Northern Illinois University and a Master of Science degree in Taxation from DePaul University.

Director Nominee Qualifications and Attributes

The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to nominate directors to the Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors reviewed by the Board and the Governance, Nominating and Compensation Committee in evaluating a Board candidate.

Experience, Qualifications, Skill or Attribute	Colville	Koral	Lamb	Schwab	Tinkler
Professional standing in chosen field	X	X	X	X	X
Mergers & Acquisitions	X		X		X
Audit Committee Financial Expert (actual or potential)	X		X		X
Public company experience (current or past)	X	X	X	X	X
Leadership and team building skills	X	X	X	X	X
Specific skills/knowledge:
- finance	X		X		X
- taxes	X		X		X
- operations	X	X	X	X	X
- integration of acquisitions	X		X		X
- public affairs			X		X
- human resources	X		X	X	X
- governance	X		X	X	X
Stockholder	X	X	X	X	X
Expertise in financial services or related industry	X	X	X		X

Background Information on Executive Officers Who Are Not Directors

Set forth below is information concerning each executive officer of Signature who does not serve on the Board of Directors. All executive officers of Signature were elected by the Board of Directors. No executive officer was related to any director or other executive officer of Signature by blood, marriage or adoption, and there were no arrangements or understandings between a director of Signature and any other person pursuant to which such person was elected an executive officer.

Kyle Ross (Age 36): Mr. Ross has served as the Executive Vice President, Chief Financial Officer and Assistant Secretary of Signature since June 2010. Mr. Ross co-founded Signature Capital Partners, a special situations investment manager, in 2004 and was directly involved in all of Signature Capital’s transactions, including playing an active role in structuring, underwriting, overseeing portfolio companies, and managing the exit of transactions. Mr. Ross previously spent over four years with the investment banking firm Murphy Noell Capital where he was directly involved in over 25 transactions including both healthy and distressed M&A transactions, capital raises, and debt restructuring. He was also responsible for managing the firm’s analyst and associate staff. Mr. Ross holds a Bachelor of Science degree and a Bachelor of Arts degree from the Haas School of Business and the College of Letters and Science, respectively, at the University of California, Berkeley.

PROPOSAL 2: APPROVAL OF AMENDMENT OF

ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

We are asking you to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock. Under our Amended and Restated Articles of Incorporation, we are authorized to issue 190,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The Board believes the current capital structure is inadequate for our present and future acquisition-related capital needs and, therefore, has approved the amendment of our Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 190,000,000 shares to 665,000,000 shares. The Board believes this capital structure more appropriately reflects our present and future acquisition-related capital needs and recommends that the stockholders approve the amendment.

Reasons for and Effect of Proposal

Our primary business strategy is to acquire controlling interests in operating companies that leverage the unique strengths of our platform. We plan to focus on companies that are highly profitable and will be accretive to earnings immediately and support their growth post-acquisition. At December 31, 2012, our liquid resources available to fund such acquisitions included $53.7 million of cash and cash equivalents and $3.1 million in investment securities. While such capital funds are sufficient to acquire companies of a certain size, over the past two years we have engaged in discussions with many third parties related to companies whose valuations would require us to raise additional capital or issue our common stock as part of the consideration to consummate the acquisition. Our Board does not want our capital structure to stand in the way of a potential transaction or limit the size of companies we may acquire. Accordingly, to best position the Company to be able to successfully implement its business plan, the Board has proposed this increase in authorized shares.

While there are currently no plans to raise capital by issuing shares of our common stock, to the extent we do so in the future, we expect to utilize a capital raising mechanism knows as a “Rights Offering” whereby our then existing stockholders will be granted a “Right” (on a pro rata basis based on the size of the offering) to acquire newly issued shares of common stock, which has the effect of significantly reducing the amount of potential dilution to our existing stockholders that would typically occur from a more traditional issuance and sale of equity securities. Rights Offerings are common capital raising structures for companies with large net operating loss carryforwards (“NOLs”). Section 382 of the United States Internal Revenue Code places limits on a company’s ability to utilize its NOLs after a change of control, so Rights Offerings are used to raise additional equity capital because of the reduced ownership shift. It is also common for a company that is successful in a Rights Offering to engage in additional Rights Offerings in the future. Accordingly, it is with that in mind that Signature is seeking to increase the number of authorized shares of its common stock to 665,000,000, which will enable the Company to conduct multiple future Rights Offerings to the extent the Board believes such issuances are in the best interests of the Company and its stockholders.

We have no present specific plans, understandings or agreements for the issuance of the proposed additional shares of common stock. However, the Board of Directors believes that if an increase in the authorized number of shares of common stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet our business objectives. As of April 15, 2013, 121,426,840 shares of common stock were issued and outstanding, 15,000,000 shares of common stock were reserved for issuance upon the exercise of outstanding warrants, 10,387,000 shares were issuable upon exercise of outstanding options and 8,336,500 shares were remaining and available for grant under the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan (the “Incentive Plan”), leaving only 34,849,660 shares of common stock not reserved for another purpose and available for issuance.

The additional shares of common stock that will result from the increase in authorized shares will be available for issuance at the direction of the Board from time to time for proper corporate purposes, including to have sufficient shares of common stock available to the extent that we want to offer our common stock in full or partial consideration for acquisition opportunities that we may pursue and to raise capital to the extent deemed appropriate. This could result in the Company issuing more shares of common stock without further stockholder approval or prior notice to stockholders, unless stockholder approval were specifically required by applicable law or the rules of any stock exchange or quotation system on which our securities may then be listed. In such an event, the equity interests of current stockholders may be significantly diluted.

The proposed amendment to our Amended and Restated Articles of Incorporation does not change the terms of our common stock. The additional shares of common stock to be authorized by the proposed amendment will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The amendment also will not affect the rights of the holders of our currently outstanding common stock, except for incidental effects that would only occur as a result of future issuances of shares of common stock that would increase the number of shares of common stock outstanding, such as dilution of the earnings per share and dilution of voting rights of current holders of common stock.

We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed amendment is not intended to be an anti-takeover device. Nevertheless, the proposed increase in the number of authorized shares of common stock may discourage or make it more difficult to effect a change in control of the Company. For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to take over or gain control of the Company, whether or not the change in control is favored by a majority of our unaffiliated stockholders. We could also privately place shares of common stock with purchasers who would side with our Board in opposing a hostile takeover bid.

Implementation and Text of the Amendment

If Proposal 2 is approved by the stockholders, the amendment will become effective upon the filing of a certificate of amendment to the Amended and Restated Articles of Incorporation or an amended and restated articles of incorporation with the Secretary of State of Nevada, which provides for the replacement of Section 4.1 of Article 4 of our Amended and Restated Articles of Incorporation in its entirety with the following paragraph, or a substantial equivalent thereof:

“Section 4.1 Shares, Classes and Series Authorized

This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Six Hundred Seventy-Five Million (675,000,000) shares, of which Six Hundred Sixty-Five Million (665,000,000) shares shall be designated as Common Stock with a par value of $0.01 per share, and Ten Million (10,000,000) shares shall be designated as Preferred Stock with a par value of $0.01 per share. The Common Stock and Preferred Stock may be collectively referred to herein as the “Capital Stock.” The Corporation shall be prohibited from issuing non-voting securities, whether Common Stock or Preferred Stock.”

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares entitled to vote on this proposal will be required to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against the approval of the proposal. Abstentions also will have the same effect as a vote against the approval of the proposal. This proposal to amend our Amended and Restated Articles of Incorporation is considered a “non-routine” item upon which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker “non-votes” will have the same effect as a vote against the approval of the proposal. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 190,000,000 SHARES TO 665,000,000 SHARES.

PROPOSAL 3: RATIFY THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent auditor for the year ended December 31, 2012 (“Fiscal 2012”) was Squar Milner, an independent registered public accounting firm. The Audit Committee of the Board of Directors considered the qualifications and experience of Squar Milner, and, in consultation with the Board of Directors, selected Squar Milner as the independent auditors for the Company for the fiscal year ending December 31, 2013. We are asking our stockholders to ratify such selection.

Ratification of our independent auditors by stockholders is not required by our Amended and Restated Bylaws or otherwise. The Board is submitting the selection of Squar Milner to our stockholders for ratification as a matter of good corporate practice. If ratification of Squar Milner as our independent registered public accounting firm is not approved by stockholders, the matter will be referred to the Audit Committee for further review. Even if the selection is ratified, the Audit Committee has the discretion to select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Squar Milner is expected to attend the Annual Meeting, and that representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

Vote Required

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF SQUAR MILNER AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 4: ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a “say-on-pay” vote, this proposal gives our stockholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution because it believes that the Company’s executive compensation policies and practices are effective in achieving the Company’s goals of rewarding sustained financial and operating performance, aligning the executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. We strongly encourage stockholders to read “Executive Compensation and Other Information” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the Fiscal 2012 compensation of our named executive officers.

The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Governance, Nominating and Compensation Committee. However, the Board of Directors and the Governance, Nominating and Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

Vote Required

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act also requires us to provide stockholders with the opportunity to indicate at least once every six years, on an advisory basis, their preference as to the frequency of future advisory votes on the compensation of our named executive officers. In this Proposal 5, we are asking stockholders to vote on whether future say-on-pay votes should occur every one, two or three years. Stockholders also may abstain from voting on this proposal.

The Board of Directors has determined that an annual advisory vote on executive compensation is most appropriate for the Company. Although the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions are made annually. Given that the say-on-pay advisory vote provisions are new, we believe that holding an annual advisory vote on executive compensation at this time will provide the Company with additional and more immediate feedback on our compensation practices and policies and is consistent with our objective of further engaging with our stockholders on executive compensation and corporate governance matters. Accordingly, the Board of Directors recommends that you vote for ONE YEAR (i.e., once every year) as the frequency of future advisory votes on executive compensation.

Although this vote is advisory and not binding, the Board of Directors and the Governance, Nominating and Compensation Committee will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation. However, when considering the frequency of future advisory votes on executive compensation, the Board of Directors and the Governance, Nominating and Compensation Committee may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. If the policy is determined in accordance with the Board’s current recommendation, the next say-on-pay vote would he held at the 2014 annual meeting of stockholders.

Vote Required

There is no threshold vote that must be obtained for this proposal. The Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that is preferred by stockholders. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them for ONE YEAR with respect to this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 6: ADJOURNMENT OF THE ANNUAL MEETING

In the event there are not sufficient votes at the time of the Annual Meeting to approve Proposal 2, our Board of Directors may propose to adjourn the Annual Meeting to a later date or dates in order to permit the solicitation of additional proxies. Pursuant to the Nevada Revised Statutes, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting. If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken unless the adjournment is for more than 60 days. If a new record date is fixed, notice of the adjourned meeting will be given as in the case of an original meeting.

In order to permit proxies that have been received by us at the time of the Annual Meeting to be voted for an adjournment, if necessary, we have submitted this proposal to you as a separate matter for your consideration (the “Adjournment Proposal”). If approved, the Adjournment Proposal will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 2, including the solicitation of proxies from our stockholders who have previously voted against these proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 2, have been received, we could adjourn the Annual Meeting without a vote on the proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposals.

Vote Required

This proposal will be approved if the votes cast for the proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have an effect on this proposal. Further, the failure to vote, either by proxy or in person, will not have an effect on this proposal, assuming the quorum requirements for the Annual Meeting have been met. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them FOR this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL 2.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Based on information supplied to it by the directors and director nominees, the Board determined that each of Messrs. Koral, Lamb, Schwab and Tinkler are “independent” under both the rules of the New York Stock Exchange and the NASDAQ Stock Market. The Board made such determinations based on the fact that such directors have not had, and currently do not have, any material relationship with the Company or its affiliates or any executive officer of the Company or their affiliates that would impair their independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship. Mr. Colville was determined to have been independent under such rules prior to April 2013, when he assumed his current role as the Company’s Chief Executive Officer.

Meetings and Committees of the Board

During Fiscal 2012, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors—13; Audit Committee—8; Governance, Nominating and Compensation Committee—12; and Executive Committee—3. During Fiscal 2012, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committees of the Board held while such director was serving on the Board or such committee. The Audit Committee and the Governance, Nominating and Compensation Committee each has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter may be obtained without charge upon request by writing to the following address: Corporate Secretary, Signature Group Holdings, Inc., 15303 Ventura Boulevard, Suite 1600, Sherman Oaks, California 91403.

Audit Committee

The Audit Committee assists the Board in monitoring: (a) the integrity of the Company’s consolidated financial statements and the Company’s accounting and financial reporting processes; (b) the qualifications and independence of the Company’s independent registered public accounting firm; (c) the performance of the Company’s independent registered public accounting firm; and (d) the Company’s systems of disclosure controls and procedures, internal control over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the Company’s independent registered public accounting firm. The Audit Committee also reviews with management and the Company’s independent registered public accounting firm the Company’s interim and annual consolidated financial statements and internal control over financial reporting and discusses with management and the Company’s independent registered public accounting firm any significant accounting, internal control and reporting issues and conformance of the Company’s consolidated financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited consolidated financial statements should be included in the Company’s annual report on Form 10-K and is responsible for the oversight of the creation and implementation of corporate risk policies and procedures.

The current members of the Audit Committee are Messrs. Lamb (Chairman), Koral and Tinkler. Mr. Tinkler joined the committee in April 2003, replacing Mr. Colville who served on the committee until April 2003 when he assumed the responsibilities of the Company’s Chief Executive Officer. Each of Messrs. Lamb, Koral and Tinkler is, and Mr. Colville was during his time of service as a member of the committee, “independent” under the rules of the New York Stock Exchange and the NASDAQ Stock Market and Rule 10A-3 under the Exchange Act. The Board determined that Mr. Lamb satisfied the criteria for classification as an “audit committee financial expert” as set forth in the applicable rules of the Commission.

Governance, Nominating and Compensation Committee

The primary responsibilities of the Governance, Nominating and Compensation Committee include reviewing and making recommendations to the Board with respect to management’s proposals regarding the Company’s various compensation programs, administering the Company’s long-term or equity-based incentive plans and to make awards and other contractual arrangements for the top executive officers. The Governance, Nominating and Compensation Committee conducts an annual performance review of the Chief Executive Officer and approves compensation and stock grants to senior executives. In addition, the committee also periodically evaluates and recommends to the Board the compensation of outside directors.

Our Governance, Nominating and Compensation Committee was recently re-established effective April 2013; it was dissolved after our 2012 annual meeting of stockholders in July 2012. From August 2012 until April 2013, our Executive Committee, which consisted of Messrs. Colville, Noell and Tinkler, assumed the function of reviewing the performance of our executive officers and recommending compensation for such persons. Mr. Noell did not participate in any review or recommendations regarding his own performance or compensation. The current members of the Executive Committee are Messrs. Colville (Chairman), Koral and Tinkler.

The purpose of the Governance, Nominating and Compensation Committee is also to identify individuals qualified to become members of the Board and to recommend individuals to the Board for nomination as members of the Board and its committees, to develop and recommend to the Board a set of corporate governance principles applicable to the Company and to oversee an evaluation process of the Board and management.

In nominating candidates, the Governance, Nominating and Compensation Committee takes into consideration such factors as a candidate’s experience with businesses and other organizations of comparable size, their judgment, skill, diversity, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The minimum qualifications and attributes that the Governance, Nominating and Compensation Committee will consider necessary for a director nominee include: the ability to apply good business judgment, the ability to exercise his or her duties of loyalty and care, proven leadership skills, diversity of experience, high integrity and ethics, the ability to understand principles of business and finance and familiarity with issues affecting the Company’s businesses.

The Governance, Nominating and Compensation Committee will consider director candidates recommended by stockholders, provided the recommendations are timely and include certain specified information. To be timely, the recommendation must be received by the Company’s Secretary within the time period prescribed for stockholder proposals. (See “What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as directors?” on page 5.) The Governance, Nominating and Compensation Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

The current members of the Governance, Nominating and Compensation Committee are Messrs. Tinkler (Chairman), Koral and Lamb. The Board determined that all members of the Governance, Nominating and Compensation Committee were outside, independent directors and nonemployee, independent directors within the meaning of Rule 16b-3 under the Exchange Act.

Code of Ethics

We maintain the Code of Ethics for Senior Financial Officers, which is our code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. The code of ethics is posted on our corporate website at www.signaturegroupholdings.com. A copy may also be obtained without charge upon request by writing to the following address: Corporate Secretary, Signature Group Holdings, Inc., 15303 Ventura Boulevard, Suite 1600, Sherman Oaks, California 91403. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting the required information on our website, at the address and location specified above.

Board of Directors Leadership Structure

Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. Currently, the Chairman of the Board also serves as the Chief Executive Officer of the Company, and the Board believes this is the best structure to fit the Company’s needs. The Board does not have a separate lead independent director, but the independent directors of the Company are actively involved in decision-making by the Board. The Board has determined that the current structure is appropriate for the Company and enhances the Company’s ability to execute its business and strategic plans, while maintaining strong independence over Board decisions and oversight through the involvement and participation of the independent directors.

Board of Directors Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of our Company. The entire Board of Directors is responsible for oversight of the Company’s risk management processes. The Board delegates many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for monitoring business risk practices and legal and ethical programs. In this way, the Audit Committee helps the Board fulfill its risk oversight responsibilities relating to the Company’s financial statements, financial reporting process and regulatory requirements. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the chair of the Audit Committee. The Board receives periodic assessments from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives. In addition, our Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of our stockholders; however, directors are encouraged to attend all such meetings. Four of our current directors attended our 2012 annual meeting of stockholders.

Director Compensation

The following table sets forth information regarding total compensation paid to each director who served during Fiscal 2012, who is not a named executive officer. No compensation for service on the Board of Directors was paid to any director who was also one of our executive officers during Fiscal 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Current Directors(2):
G. Christopher Colville	$20,177	$30,123	$50,300
John Koral	63,750	75,000	138,750
Patrick E. Lamb	76,250	75,000	151,250
Philip G. Tinkler	10,054	30,123	40,177

Former Directors(3):
Steven Gidumal	26,130	75,000	101,130
Deborah Hicks Midanek	44,130	75,000	119,130
John Nickoll	58,587	75,000	133,857
Robert Schwab	43,630	75,000	118,630

(1)	The dollar amounts shown represent the aggregate grant date fair value of restricted stock awards granted, determined in accordance with FASB ASC Topic 718. See Note 13—Share-Based Payments and Employee Benefits in the Notes to Consolidated Financial Statements included in Part IV, Item 15 of the Annual Report. Each nonemployee director who was a director as of January 2012 received 277,778 shares of restricted stock for their service on the Board for Fiscal 2012. Nonemployee directors who joined the Board after January 2012 were granted shares of restricted stock on an adjusted basis for the amount of time to be served. Accordingly, Messrs. Colville and Tinkler, who joined the Board effective August 6, 2012, were each issued 105,695 shares of restricted stock on August 13, 2012. For the current directors, the shares vested in full on January 1, 2013. For the former directors, the vesting of all their shares was accelerated in full effective August 6, 2012, when the results of the election of directors at the 2012 annual meeting of stockholders were certified.
(2)	At December 31, 2012, the nonemployee directors held the following number of shares of restricted stock, all of which vested on January 1, 2013: G. Christopher Colville—105,695; John Koral—277,778; Patrick E. Lamb—277,778; and Philip G. Tinkler—105,695.
(3)	Each former director served as a director until August 6, 2012, when the results of the election of directors at the 2012 annual meeting of stockholders were certified.

Each nonemployee member of the Board receives annual compensation of $100,000, comprised of $25,000 in cash, payable in advance in quarterly installments, and $75,000 in restricted shares of common stock, issued annually in advance on the first business day of each calendar year. In each case, the per share value of the restricted stock will be determined on the basis of the closing price on the last business day of the immediately preceding year. The restricted stock will vest on the first day of the year following the grant, but will vest immediately in the event of a change in control, death or disability of a director or in the event a member is not re-elected to the Board or is not nominated for election to the Board by the Company after indicating a willingness to serve. In addition, nonemployee members of the Board are entitled to annual supplements (payable in advance in quarterly installments) as follows: Chairman of the Board—$25,000; Audit Committee Chair—$20,000; and other committee Chairs—$5,000. No additional amounts are paid for attending meetings of the Board or any committee of the Board. Prior to the 2012 annual meeting of stockholders, the Audit Committee Chair was paid an annual supplement of $35,000 and all directors received attendance fees per meeting as follows, with telephonic meetings being paid at a reduced rate of one-half the amount indicated: Board of Directors meetings—$ 2,000; Audit Committee meetings—$2,000; and other committee meetings—$1,000.

Upon Mr. Noell’s resignation as the Company’s Chief Executive Officer in April 2003, Mr. Colville, the Company’s Chairman of the Board of Directors, assumed the responsibilities of the Chief Executive Officer for an interim period. Pursuant to the approval of the Governance, Nominating and Compensation Committee, Mr. Colville will initially receive a $25,000 monthly increase in the amount of his Board compensation for a period of six months, payable in cash. At the completion of the six month period, Mr. Colville will receive a final payment of $30,000. The Company and Mr. Colville intend to work toward a longer-term arrangement in the ordinary course. In addition and in connection with Mr. Colville’s agreement to assume the responsibilities of Chief Executive Officer of the Company, the Company will grant to Mr. Colville 250,000 shares of restricted stock under the Incentive Plan, which shares will vest in two equal installments on the six and twelve month anniversary of the grant date. Vesting of these shares will accelerate in certain limited circumstances. Mr. Colville will continue to receive the compensation paid to other nonemployee members of the Board during his service as the interim Chief Executive Officer.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The table below presents information regarding the compensation earned during the years ended December 31, 2012 and 2011 by (i) Mr. Noell, who served as our Chief Executive Officer during Fiscal 2012, (ii) our Chief Financial Officer, who was our only other executive officer as of December 31, 2012 whose total compensation for Fiscal 2012 exceeded $100,000, and (iii) our former President, who would have been one of our two most highly compensated executive officers, other than the Chief Executive Officer, but was not serving as an officer as of December 31, 2012. The persons listed below are referred to as the “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)(1)		Stock Option awards ($)(2)		All Other Compensation ($)		Total ($)
Craig Noell(3) Former Chief Executive Officer	2012 2011	$325,000 237,500	$108,388 16,667	(5)	$30,100 276,138	(6)	$	— 561,991	$11,000 8,000	(4) (7)	$474,488 1,100,296

Kenneth Grossman(8) Former President and Director	2012 2011	100,000 225,000	— 16,667	(5)	— 276,138	(6)		— 561,991	228,660 —		328,660 1,079,769

Kyle Ross Executive Vice President and Chief Financial Officer	2012 2011	275,000 212,500	91,713 100,000	(5)	25,469 233,750	(6)		— 311,469	10,000 —	(9)	402,182 857,719

(1)	The value of the restricted stock awards granted was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718. See Note 13—Share-Based Payments and Employee Benefits in the Notes to Consolidated Financial Statements included in Part IV, Item 15 of the Annual Report.
(2)	The value of the options granted was determined based upon the aggregate grant date fair value as computed pursuant to FASB ASC Topic 718. See Note 13—Share-Based Payments and Employee Benefits in the Notes to Consolidated Financial Statements included in Part IV, Item 15 of the Annual Report for a discussion of the assumptions underlying the option award valuations. Pursuant to their respective Employment Agreements and subject to the terms of their respective award agreements, the named executive officers were granted options to purchase common stock on August 8, 2011 that remain subject to certain vesting requirements as described in “Narrative to Summary Compensation Table.”
(3)	Mr. Noell resigned as our Chief Executive Officer in April 2013.
(4)	Consists of $10,000 of 401(k) plan employer matching contributions and $1,000 in gym membership fees paid by us.
(5)	Pursuant to the terms of the Interim Management Agreement, bonuses were eligible to be paid to the named executive officers at the discretion of the Board for 2011. In conjunction with the filing, in May 2011, of the comprehensive Annual Report on Form 10-K for the fiscal years ended December 31, 2009, 2008 and 2007 and the quarterly periods ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, the Board approved a bonus for Signature Capital Advisers, LLC (“SCA”) in the amount of $150,000, which was included in management fees under the Interim Management Agreement. The allocation of the bonuses was determined by SCA. See “Narrative to Summary Compensation Table” below for a description of the Interim Management Agreement.
(6)	Pursuant to their respective Employment Agreements and subject to the terms of their respective award agreements, the named executive officers were granted awards of restricted stock of the Company on August 2, 2011 that remain subject to certain vesting requirements as described in “Narrative to Summary Compensation Table.”
(7)	Consists of gym membership fees.
(8)

Mr. Grossman served as our President until April 30, 2012 and as a member of the Board until August 6, 2012, when the results of the election of directors at our 2012 annual meeting of stockholders were certified.

On February 8, 2012, Mr. Grossman and the Company entered into a Consulting Agreement, pursuant to which Mr. Grossman will advise the Company’s chief executive officer and seek to identify acquisition and capital deployment opportunities for the Company. The consulting services to be provided by Mr. Grossman to the Company began following the effective date of Mr. Grossman’s resignation from the Company. The Consulting Agreement has a term of twenty-four (24) months with a monthly fee of $25,000 and the possibility of additional incentive fees. The Consulting Agreement also provides for the non-qualified stock options and restricted stock previously granted to Mr. Grossman to, notwithstanding his resignation, continue to vest pursuant to the vesting schedules provided for in the non-qualified stock option agreement, as amended, and the restricted stock award agreement previously entered into by Mr. Grossman with the Company. The amount set forth under “All Other Compensation” consists of consulting payments of $200,000 pursuant to the Consulting Agreement, vacation payout of $22,018 and COBRA premium reimbursement of $6,642.
(9)	Consists of 401(k) plan employer matching contributions.

Narrative to Summary Compensation Table

Interim Investment Management Agreement

Following its emergence from bankruptcy in June 2010, the Company entered into the Interim Investment Management Agreement dated June 11, 2010 with SCA (the “Interim Management Agreement”), pursuant to which SCA acted as the management adviser to the Company and managed the Company’s assets, subject to the supervision of the Board. SCA is a management company that is owned and managed by Craig Noell, our former Chief Executive Officer, Kenneth Grossman, our former President, and Kyle Ross, our Executive Vice President and Chief Financial Officer.

During the second quarter of 2011, the Board undertook an evaluation of its external management structure with SCA and explored alternative management structures that were available to the Company. At the conclusion of the evaluation, the Company terminated the Interim Management Agreement effective July 31, 2011 (the “Termination Date”). Under the terms of the Interim Management Agreement, the Board was permitted to terminate the agreement at anytime, without the payment of any penalty, upon 60 days’ written notice to SCA (the “Advance Notice Requirement”). In connection with the termination of the Interim Management Agreement, SCA and the Company agreed that: (i) the Advance Notice Requirement will be waived; (ii) the Company’s obligation to pay the management fee pursuant to the Interim Management Agreement terminated as of the Termination Date and that the management fee payable to SCA for services provided in July 2011 excluded the monthly compensation payments for Craig Noell, Kenneth Grossman and Kyle Ross, each of whom entered into employment agreements with the Company; and (iii) the terms and conditions of the Interim Management Agreement were terminated and of no further force or effect as of the Termination Date, except for the limitation of liability and indemnification provision of the Interim Management Agreement, which remains in full force and effect.

As a result of the termination of the Interim Management Agreement, the Company adopted an internal management structure, which included the Company entering into employment agreements with each of Messrs. Noell, Grossman and Ross. The terms of such employment agreements were based on analysis and recommendations from a nationally recognized executive compensation consulting firm. In addition, all other SCA employees became employees of the Company as of August 1, 2011.

Employment Agreements

As of August 2, 2011, the Company entered into Employment Agreements (the “Employment Agreements”) with each of the named executive officers, Messrs. Noell, Grossman and Ross (each, an “Executive” and collectively, the “Executives”). The Employment Agreements provided that the Executives will serve the Company in the following capacities: Mr. Noell as Chief Executive Officer, Mr. Grossman as President, Mr. Ross as Executive

Vice President. Mr. Grossman resigned as President effective April 30, 2012. Mr. Noell resigned as Chief Executive Officer in April 2013. The term of each Employment Agreement began on July 1, 2011 and, unless terminated earlier pursuant to the terms of their respective Employment Agreements, will terminate on December 31, 2013. The initial base salaries of the Executives were as follows: Mr. Noell—$325,000; Mr. Grossman—$300,000; and Mr. Ross—$275,000. Each Executive will also be eligible to participate in the Company’s executive bonus program then in effect; provided, however, that the 2012 bonus pool available under such program shall not be less than 7.5% of the Company’s earnings before interest, taxes, depreciation, and amortization, with such bonus pool and specific bonuses to be determined by mutual agreement of the Company’s chief executive officer and the Board. During the term of their respective Employment Agreements, the Executives will be eligible to participate in all employee benefit plans, programs or arrangements, generally made available to the Company’s senior executives, including, but not limited to, medical, dental and vision plans.

Pursuant to their respective Employment Agreements and subject to the terms of the Incentive Plan and their respective award agreements, the Executives were granted awards of restricted stock and options to purchase common stock on August 8, 2011 (the “Award Date”) as follows: Mr. Noell—492,224 shares of restricted stock and 2,923,000 options to acquire common stock; Mr. Grossman—492,224 shares of restricted stock and 2,923,000 options to acquire common stock; and Mr. Ross—416,667 shares of restricted stock and 1,620,000 options to acquire common stock. Subject to such terms and conditions as are set forth in the respective award agreements, each Executive’s shares of restricted stock will vest on December 31, 2013 and each Executive’s options will vest as follows: (i) 25% on the six month anniversary of the Award Date; (ii) 25% on the eighteen month anniversary of the Award Date; (iii) 25% on the thirty month anniversary of the Award Date; and (iv) 25% on July 1, 2015, with this final tranche subject to our common stock achieving certain trading prices as of such date. The final tranche may vest early on January 1, 2014 for an Executive if the respective Employment Agreement is not renewed as of January 1, 2014 and our common stock has achieved certain trading prices as of such date. On December 6, 2011, the Company and Mr. Grossman modified the vesting schedule of his stock option agreement to extend the vesting of the first 25% of stock options to coincide with the vesting of the second 25% of stock options on the eighteen month anniversary of the Award Date. The options have a term of ten years and an exercise price of $0.57 per share, subject to adjustment pursuant to the terms of the Incentive Plan. The vesting of the restricted stock and the options to acquire common stock will be accelerated in full upon a “change in control” (as such term is defined in the respective award agreements).

In the event of an Executive’s termination of employment (i) by reason of death or disability, (ii) by the Company at any time for “cause,” or (iii) by the Executive without a “change in control” event, such Executive’s Employment Agreement will terminate and the Executive will receive from the Company: (a) any earned but unpaid base salary through the date of termination; (b) reimbursement for any unreimbursed expenses properly incurred and paid through the date of termination; (c) payment for any accrued but unused vacation time in accordance with Company policy; and (d) such vested accrued benefits, and other benefits and/or payments, if any, as to which the Executive (and his eligible dependents) may be entitled under, and in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination other than any severance pay plan ((a) though (d), the “Amounts and Benefits”).

In the event of an Executive’s termination of employment (i) by the Company without “cause” (other than a termination by reason of death or disability) or (ii) by the Executive within the 90-day period following the occurrence of a “change in control” event, then the Company will pay or provide the Executive the Amounts and Benefits and, subject to the Executive executing and not revoking a waiver and general release in a form acceptable to the Company, an amount equal to two times the Executive’s base salary in effect as of the date of termination, paid in equal installments on the Company’s normal payroll dates over a period of two years from the date of termination in accordance with the usual payroll practices of the Company. In addition, in the event that the Executive properly elects to continue health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Executive shall only be responsible to pay the active employee rate for such coverage (the “subsidized rate”) for so long as Executive remains eligible to receive COBRA continuation coverage and for so long as the subsidized rate is permissible by law and/or would not result in a penalty. If an Executive’s employment is terminated in connection with or following the occurrence of a “change in control” event, the aforementioned severance payments will be subject to reduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

The Employment Agreements also contain provisions requiring the Executives not to solicit the Company’s employees or its customers or clients for a period of one year following their termination.

Annual Bonus

For Fiscal 2012, discretionary bonuses were paid to the named executive officers in the following amounts: Mr. Noell—$108,388 in cash and 67,641 shares of common stock; Mr. Grossman—$0; and Mr. Ross—$91,713 in cash and 57,234 shares of common stock.

401(k) Saving Plan

In 2012, the Company implemented a 401(k) savings plan (the “Savings Plan”) under which all full-time employees, including the named executive officers, are eligible to participate. Employee contributions are limited to the maximum amount allowed by the Internal Revenue Service. The Company matches 100% of each employee contribution to the Savings Plan, up to a maximum match of 4% of each employee’s cash compensation.

Kenneth Grossman Consulting Agreement

On February 8, 2012, Kenneth S. Grossman informed the Company of his intention to resign as the Company’s president, which became effective on April 30, 2012. On February 8, 2012, Mr. Grossman and the Company entered into the Consulting Agreement, which provides for Mr. Grossman to advise the Company’s chief executive officer and identify acquisition and capital deployment opportunities for the Company. The Consulting Agreement has a term of twenty-four (24) months with a monthly fee of $25,000 and the possibility of additional incentive fees. The Consulting Agreement also provides for the non-qualified stock options and restricted stock previously granted to Mr. Grossman to, notwithstanding his resignation, continue to vest pursuant to the vesting schedules provided for in the non-qualified stock option agreement, as amended, and the restricted stock award agreement previously entered into by Mr. Grossman with the Company. In addition, the Consulting Agreement includes mutual releases by the Company and Mr. Grossman of claims and causes of action that either party may have against the other, which are in any way connected with Mr. Grossman’s employment relationship with or separation from the Company, but not including any claim or right that Mr. Grossman may have to seek indemnity from the Company. Further, Mr. Grossman agreed not to engage in or assist in any litigation against the Company relating to anything that occurred prior to the effective date of the Consulting Agreement, except as may be necessary to comply with applicable law.

Craig Noell Separation Agreement

Craig Noell resigned as the Company’s Chief Executive Officer in April 2013 and Mr. Noell and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) on April 11, 2013. Pursuant to the Separation Agreement, in connection with his resignation, Mr. Noell will be entitled to the benefits that would have been provided to him under his Employment Agreement in the event of a termination without “cause” by the Company, including (i) the payment of severance equal to two times his base salary in effect as of the date of termination, paid over a period of two years from the date of termination in accordance with the usual payroll practices of the Company, (ii) the continued vesting of his options and restricted stock award and (iii) the reimbursement of COBRA premiums for as long as he remains eligible to receive such continuation coverage.

Outstanding Equity Awards

The table below shows the equity awards that have been previously awarded to each of the named executive officers and which remain outstanding as of December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Craig Noell	730,750	2,192,250	$0.57	8/8/2021	492,224	$201,812
Kenneth Grossman	—	2,923,000	0.57	8/8/2021	492,224	201,812
Kyle Ross	405,000	1,215,000	0.57	8/8/2021	416,667	170,833

(1)	Each option was granted on August 8, 2011 (“Award Date”) and vests as follows: (i) 25% on the six month anniversary of the Award Date; (ii) 25% on the eighteen month anniversary of the Award Date; (iii) 25% on the thirty month anniversary of the Award Date; and (iv) 25% on July 1, 2015, with this final tranche subject to our common stock achieving certain trading prices as of such date. The final tranche may vest early on January 1, 2014 for an optionee if the respective Employment Agreement is not renewed as of January 1, 2014 and our common stock has achieved certain trading prices as of such date. On December 6, 2011, the Company and Mr. Grossman modified the vesting schedule of his stock option agreement to extend the vesting of the first 25% of stock options to coincide with the vesting of the second 25% of stock options on the eighteen month anniversary of the Award Date. The options provide for acceleration of vesting in connection with a change in control event.
(2)	The shares of restricted stock vest on December 31, 2013.
(3)	The market value of shares of restricted stock that have not vested is calculated based on $0.41 per share, the closing price of the common stock on December 31, 2012, as reported by OTCQX under the trading symbol “SGGH.”

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to shares of our common stock that may be issued under existing equity compensation plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)
Equity plans approved by security holders	10,537,000	$0.54	8,835,906
Equity plans not approved by security holders	—	—	—

Total	10,537,000	$0.54	8,835,906

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information regarding beneficial ownership of our common stock as of April 15, 2013 by (i) each of our directors and director nominees, (ii) each of the named executive officers (other than Kenneth Grossman, who is no longer an executive officer or a director), (iii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding common stock. To our knowledge, except as otherwise indicated below, each of the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property and similar laws.

Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by that person that were exercisable as of April 15, 2013, or will become exercisable within 60 days after April 15, 2013, are deemed outstanding, but such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Class(2)
Executive Officers, Directors and Director Nominees:
G. Christopher Colville(3)	538,622	*
Kyle Ross(4)	3,283,901	2.6%
John Koral(5)	2,313,625	1.9%
Patrick E. Lamb(6)	536,345	*
Craig Noell(7)	7,121,865	5.6%
Philip G. Tinkler(8)	288,622	*
Robert Schwab(9)	6,000,029	4.9%
All current executive officers and directors as a group (6 persons)(10)	14,082,980	10.9%

Holders of More Than 5% of Shares:
Zell Credit Opportunities Master Fund, L.P.; Chai Trust Company, LLC(11)	11,280,469	9.3%

*	Less than 1.0%.
(1)	The address of each of the directors, director nominees and executive officers is 15303 Ventura Boulevard, Suite 1600, Sherman Oaks, California 91403.
(2)	Based on 121,426,840 shares of common stock outstanding as of April 15, 2013, as adjusted on an individual or group basis for any options, warrants or other rights held by such person(s) that were exercisable as of April 15, 2013 or will become exercisable within 60 days after April 15, 2013.
(3)	Includes (i) 182,927 shares of restricted stock, which will vest in full on January 1, 2014, and (ii) 250,000 shares held with his spouse as tenants in common.
(4)	Includes (i) 416,667 shares of restricted stock, which will vest in full on December 31, 2013, (ii) 1,950,000 shares underlying warrants exercisable within 60 days of April 15, 2013 held though Signature Group Holdings, LLC (the “LLC”), of which Mr. Ross is a manager and a member, and (iii) options for 810,000 shares, exercisable within 60 days of April 15, 2013, granted pursuant to Mr. Ross’ employment agreement. Mr. Ross has shared voting and investment power over the shares underlying the warrants held by the LLC with Mr. Noell, the other manager and member of the LLC. The shares indicated do not include shares subject to warrants held by the LLC over which Mr. Ross does not have a pecuniary interest. Mr. Ross disclaims beneficial ownership of all such shares. The shares indicated also do not include 93,750 shares held by Mr. Ross’ parents’ living trust, over which Mr. Ross does not have voting or investment power.
(5)	Includes (i) 182,927 shares of restricted stock, which will vest in full on January 1, 2014, and (ii) 852,500 shares held by Mr. Koral’s spouse.

(6)	Includes 182,927 shares of restricted stock, which will vest in full on January 1, 2014.
(7)	Includes (i) 1,250,500 shares held through his Individual Retirement Account, (ii) 300,000 shares held by his minor children, (iii) 3,250,000 shares underlying warrants exercisable within 60 days of April 15, 2013 held through the LLC, of which Mr. Noell is a manager and a member, (iv) 492,224 shares of restricted stock, which will vest in full on December 31, 2013, and (v) options for 1,461,500 shares, exercisable within 60 days of April 15, 2013, granted pursuant to Mr. Noell’s employment agreement. Mr. Noell has shared voting and investment power over the shares underlying the warrants held by the LLC with Mr. Ross, the other manager and member of the LLC. The shares indicated do not include shares subject to warrants held by the LLC over which Mr. Noell does not have a pecuniary interest. Mr. Noell disclaims beneficial ownership of all such shares.
(8)	Includes 182,927 shares of restricted stock, which will vest in full on January 1, 2014.
(9)	Includes 113,397 shares held as trustee of a trust for the benefit of Mr. Schwab’s nephew.
(10)	Does not include shares held by Mr. Grossman, who is no longer a director or an executive officer of the Company.
(11)	Pursuant to a Schedule 13D filed with the SEC on September 10, 2012, Zell Credit Opportunities Master Fund, L.P., a Delaware limited partnership (“Master Fund”), and Chai Trust Company, LLC, an Illinois limited liability company (“Chai Trust”), reported that, as of August 29, 2012, they had shared dispositive and voting power with respect to the shares. Master Fund is a limited partnership, the general partner of which is Chai Trust. Philip Tinkler, one of our directors, is the Chief Financial Officer of Chai Trust. The business address of Master Fund and Chai Trust is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The Company’s independent auditor for the fiscal years ended December 31, 2012 and 2011 was Squar Milner, an independent registered public accounting firm. The following table presents the aggregate fees billed to us for such years by Squar Milner for the indicated services:

	Year Ended December 31,
	2012	2011
Audit Fees	$499,200	$717,400
Audit Related Fees	6,594	—
Tax Fees	—	—
All Other Fees	—	34,020

Total	$505,794	$751,420

Audit Fees. Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements and review of the consolidated financial statements included in our quarterly reports on Form 10-Q and other regulatory filings.

Audit-Related Fees. Audit-related fees consist of fees for professional services, including assurance and related services, that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” For 2012, “Audit-Related Fees” included services provided in connection with a registration statement on Form S-8 filed by the Company with the SEC. Squar Milner performed no such services for Signature for the year ended December 31, 2011.

Tax Fees. Tax fees are fees for tax compliance, tax analysis, tax advice and tax planning services, including the preparation of federal, state and international tax returns, and for tax consultations, including tax planning and federal, state and international tax advice. Squar Milner performed no such services for Signature for the years ended December 31, 2012 and 2011.

All Other Fees. All Other Fees are fees for any services not included in the first three categories. For 2012, there were no fees billed to us by Squar Milner in this category. For 2011, “All Other Fees” included diligence services related to the acquisition of North American Breaker Co., Inc., the Company’s wholly owned subsidiary.

Audit Committee Pre-Approval Policies and Procedures

The prior approval of the Audit Committee was obtained for all services provided by Squar Milner for Fiscal 2012. Such pre-approval was given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor, on an individual basis or pursuant to policies and procedures established by the Audit Committee in accordance with Section 2-01 of Regulation S-X of the Commission.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the public reporting process. Squar Milner, the Company’s independent registered public accounting firm for 2012, was responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements with generally accepted accounting principles.

In this context, the committee has reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2012. The committee has discussed with Squar Milner the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T as well as other relevant Standards. Squar Milner has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the committee has discussed with Squar Milner that firm’s independence. The Audit Committee has concluded that Squar Milner’s provision of audit and non-audit services to the Company and its affiliates is compatible with Squar Milner’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board approved) that the audited consolidated financial statements for the year ended December 31, 2012 be included in the Annual Report for filing with the Commission. This report is provided by the following directors, who comprised the Audit Committee as of the date of the review and recommendation referred to above:

Patrick E. Lamb (Chairman)

G. Christopher Colville

John Koral

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2011, except as described in “Executive Compensation and Other Information,” there has not been, nor is there any proposed transaction, where we (or any of our subsidiaries) were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two fiscal years and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who owned more than 10% of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock and other securities of the Company on Forms 3, 4 and 5 with the Commission. Reporting Persons were required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they filed. Specific due dates for these reports have been established, and we are required to report any failure to file by such dates by a Reporting Person. Based solely on our review of reports received by us or written representations from the Reporting Persons, we believe that, except as indicated in our prior proxy statements or annual reports on Form 10-K, all of the Reporting Persons complied timely with all applicable Section 16(a) filing requirements.

OTHER MATTERS

Other Matters Brought Before the Meeting

The Board of Directors does not presently intend to bring any other business before the meeting, and, we are not aware of any matters to be presented, other than those described in this proxy statement. However if any business matters other than those referred to in this proxy statement should properly come before the meeting, the persons named in the proxy will, to the extent permitted by applicable rules of the Commission, use their discretion to determine how to vote your shares.

Proxy Solicitation

The cost of soliciting proxies on behalf of the Board of Directors will be borne by Signature. These costs will include the expense of preparing, assembling, printing and mailing the Notice, this proxy statement and any other material used in the Board’s solicitation of proxies to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. Solicitations may be made personally, by telephone, fax, or other electronic means by our directors and officers and regular employees, who will not be additionally compensated for any such services. The employees used in our solicitation have public relations activities which are required to be performed as part of the normal course of their employment. Proxies may also be solicited by means of press releases and other public statements.

PLEASE VOTE TODAY!

SEE REVERSE

SIDE FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

SIGNATURE GROUP HOLDINGS, INC.

Annual Meeting of Stockholders

June 28, 2013

THIS PROXY IS SOLICITED BY SIGNATURE GROUP HOLDINGS’ BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) G. Christopher Colville and Kyle Ross as proxies and each of them, with power to act without the other and with power of substitutions, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Signature Group Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California 90045, at 2:00 p.m. Pacific Time on June 28, 2013, at and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND UNLESS OTHERWISE DIRECTED, WILL BE VOTED (I) “FOR ALL” THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, (II) “FOR” PROPOSALS 2, 3, 4 AND 6, (III) FOR “1 YEAR” ON PROPOSAL 5 AND (IV) IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 28, 2013: The proxy statement, the proxy card and related proxy materials for this Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2012 are available over the Internet at www.signaturegroupholdings.com.

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Signature Group Holdings, Inc. common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone – Please call toll-free in the U.S. or Canada at XXX-XXX-XXXX, on a touch-tone telephone. If outside the U.S. or Canada, call XXX-XXX-XXXX. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. Vote by Internet – Please access https://www. and follow the simple instructions on the screen. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3. Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Signature Group Holdings, Inc., .

TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

Please mark your vote as in this example

The Board of Directors recommends a vote FOR the following:

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 6 and for “1 YEAR” for Proposal 5.

1. Election of Directors

Nominees

(01) G. Christopher Colville

(02) John Koral

(03) Patrick E. Lamb

(04) Robert Schwab

(05) Philip G. Tinkler

FOR WITHHOLD FOR ALL

ALL ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the names(s) of the nominee(s) on the line below.

2. Approve the amendment to the Amended and Restated Articles of Incorporation to increase the authorized common stock. FOR AGAINST ABSTAIN

3. Ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. FOR AGAINST ABSTAIN

4. Approve, by advisory vote, the compensation of our named executive officers. FOR AGAINST ABSTAIN

5. Advisory vote on frequency of conducting future advisory votes on the compensation of our named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN

6. To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes to approve Proposal 2. FOR AGAINST ABSTAIN

Date , 2013

Signature Signature (Joint Owner) Title(s)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.